UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 17, 2008
____________________________

DIGITALFX INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other Jurisdiction of Incorporation or Organization)

001-33667 (Commission File Number)		65-0358792 (IRS Employer Identification No.)
3035 East Patrick Lane Suite #9 Las Vegas, NV 89120 (Address of Principal Executive Offices and zip code)

702-938-9300
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 17, 2008, the Registrant appointed Abraham Sofer as the Registrant’s President. Mr. Sofer previously served as the Registrant’s General Counsel. Mr. Sofer is an international attorney with over 27 years of expertise in international and technology transactions, workouts, corporate governance, taxation, the financial markets, business development and the green tech industry. Mr. Sofer served as Managing Director at Aegis Capital Corporation, the President of Arco Computer Products Inc., and Senior Vice President for Greystone Financial Services, a US-South Korean management consulting firm.

Effective October 17, 2008, the Registrant also appointed Tracy Sperry as the Registrant’s Chief Financial Officer and Secretary. Ms. Sperry has served as the Registrant’s acting Chief Financial Officer since February 2008.

In addition, effective October 17, 2008, the Registrant appointed Susan Hantman to serve as a director on the Registrant’s Board of Directors and on the Audit Committee and Compensation Committee of the Registrant’s Board of Directors. Ms. Hantman, age 62, has been a practicing Certified Public Accountant for over 26 years. Prior to opening her own accounting firm, Ms. Hantman was a Senior Tax Manager with a “Big 4” Accounting Firm and before that, worked for the Internal Revenue Service. There are no arrangements or understandings between Ms. Hantman and any other persons pursuant to which Ms. Hantman was selected as a director.

Neither Mr. Sofer, Ms. Sperry nor Ms. Hantman has any family relationship with any other director or executive officer of the Registrant.

The Registrant issued a press release on October 20, 2008 announcing the items reported above. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release issued by the Registrant on October 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DigitalFX International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalFX International, Inc.

Date: October 20, 2008	By:	/s/ Richard Kall
Richard Kall Chief Executive Officer